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                                                                     Exhibit 5.1



         [Letterhead of Klehr, Harrison, Harvey, Branzburg & Ellers LLP]


                                 August 3, 2001


Board of Directors
Electronics Boutique Holdings Corp.
931 South Matlack Street
West Chester, PA 19382

     Re: 4,600,000 shares of Common Stock, par value $.01 per share

Gentlemen:

     We have acted as counsel to Electronics Boutique Holdings Corp., a Delaware Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (File No. 333-65248) (the Registration Statement, as amended at the time it is declared effective by the Securities and Exchange Commission (the "SEC"), being referred to as the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended, covering 4,600,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), comprised of (i) 2,500,000 shares of Common Stock to be sold by the Company (the "Company Shares") to the underwriters for whom Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and SWS Securities, Inc. are acting as representatives (collectively, the "Underwriters"), (ii) 1,500,000 shares of Common Stock to be sold by EB Nevada Inc., to the Underwriters (the "Selling Stockholder Shares") and (iii) up to 600,000 shares of Common Stock (the "Optional Shares") which the Underwriters will have a right to purchase from EB Nevada Inc. to cover over-allotments, if any.

     In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Certificate of Incorporation and Bylaws, each as amended through the date of this opinion; (ii) resolutions adopted by the Company's Board of Directors with respect to the issuance and sale of the Company Shares; and (iii) resolutions adopted by the Board of Directors of EB Nevada Inc. with respect to the sale of the Selling Stockholder Shares and the Optional Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such certificates of public officials, and such other documents, certificates of public officials, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.




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Board of Directors
August 3, 2001
Page 2



      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Company Shares are duly authorized and, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Selling Stockholder Shares and the Optional Shares to be sold to the Underwriters are duly authorized, validly issued, fully paid and non-assessable.

     We are members of the Bar of the Commonwealth of Pennsylvania and the State of Delaware and do not opine as to the laws of any other jurisdictions.

     We hereby consent to the reference to our firm in the Registration Statement under the prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.



                                       Very truly yours,



                                       /s/ Klehr, Harrison, Harvey,
                                           Branzburg & Ellers LLP